Exhibit 5.1

[LETTERHEAD OF THOMPSON HINE LLP]

May 28, 2014

Cache, Inc.

256 West 38th Street

New York, New York 10018

Re:                                               Rule 462(b) amendment to Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cache, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Additional Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Additional Registration Statement relates to an additional $3,000,000 in aggregate offering price of the following:

(i)  common stock, $0.01 par value per share (the “Common Stock”);

(ii)  preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii)  warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and

(iv)  any combination of the above, separately or as units (the “Units” and together with the Common Stock, the Preferred Stock and the Warrants, the “Securities”).

The Additional Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-194805) (the “Original Registration Statement”) originally filed with the Commission on March 25, 2014, and declared effective on April 28, 2014, and the related Prospectus included therein (the “Prospectus”). All of the Securities are to be sold by the Company as described in the Original Registration Statement, the Prospectus, and the related prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

The Warrants may be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent (the “Warrant Agent”). The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a third party to be identified therein as the unit agent (the “Unit Agent”)

In connection with this opinion, we have examined the Registration Statement and such other records, instruments and documents as we have deemed advisable in order to render this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when the Additional Registration Statement is filed with the Commission and the Additional Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have been become effective under the Securities Act:

1.             With respect to the Common Stock, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Units, when (i) specifically authorized for issuance by the Board of Directors of the Company or an authorized committee thereof (the “Common Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Common Stock Authorizing Resolutions, the Common Stock will be validly issued, fully paid and non-assessable; and

2.             With respect to the Preferred Stock, including those duly issued upon due conversion, exchange or exercise of any Warrants or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Preferred

Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Preferred Stock Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and non-assessable.

3.             With respect to the Warrants, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Warrants Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Warrants Authorizing Resolutions, the Warrants (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all the necessary corporation action) will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.             With respect to the Units, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Units Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Unit Agreement relating to the Units has been duly authorized, executed, and delivered, (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Units have been duly executed and countersigned in accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Units Authorizing Resolutions, the Units (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action) will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

Our opinions expressed above are limited to the General Corporation Laws of the State of Delaware and laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The information set forth herein is as of the date hereof. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, the Original Registration Statement, the Additional Registration Statement or the Prospectus.

Our opinion is intended solely for the benefit of the Company and may not be relied upon for any other purpose or by any other person or entity or made available to any other person or entity without our prior written consent, except that we consent to the use of this opinion as an exhibit to the Additional Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Original Registration Statement, the prospectus constituting a part thereof and any amendments or supplements thereto, as incorporated by reference in the Additional Registration Statement. We further consent to the filing of this opinion with the Commission. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP